EXHIBIT 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER OF ACR GROUP, INC. PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of ACR Group, Inc. (the “Company”) on Form 10-K for the year ending February 28, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Anthony R. Maresca, the Chief Financial Officer of the Company, certify, to my knowledge that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Anthony R. Maresca
Anthony R. Maresca
Chief Financial Officer
May 30, 2006

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to ACR Group, Inc. and will be retained by ACR Group, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.